                                                                 Exhibit 10(xii)
                                 April 20, 2001


HIGHLY CONFIDENTIAL
-------------------


   DEFERRAL OF POTENTIAL PRO-RATA EXECUTIVE INCENTIVE COMPENSATION PLAN AWARD

As a participant in the Executive Incentive Compensation Plan (EICP), you may elect at this time to defer, with the approval of Human Resources Committee, any pro-rata EICP 2000 intermediate incentive award (the "2000 EICP") which may be payable to you immediately prior to the effective time of the proposed merger with Nestle. While the full performance period of the 2000 EICP extended through September 30, 2003, the 2000 EICP will terminate upon the closing of the proposed merger. This pro-rata payment will be based upon performance during the period starting October 1, 2000, through the date the merger transaction is finalized.

This deferral election shall apply only to any pro-rata 2000 EICP payment made as a result of the merger transaction. In the event that the merger with Nestle should not occur, new deferral election materials will be distributed to address the deferral of the payment which may be payable at the close of the Plan's three-year performance period, on September 30, 2003, or earlier in accordance with its terms.

Elections to defer must be made in advance of the determination of the amount of the EICP award in order to effect the deferral for Federal and State income tax purposes. (PLEASE NOTE THAT DEFERRED EICP AWARDS WILL BE SUBJECT TO MEDICARE HI TAXES.) Deferrals of EICP awards can be made into any of the fund options available in the Deferred Compensation Plan for Key Employees at the time of the deferral. Please note that deferrals into the Ralston Purina Equity Option will convert to the Prime Rate Option upon the occurrence of certain types of change in control of the Company, including the proposed merger with Nestle. See the enclosed Deferred Compensation Plan Prospectus and Prospectus Supplements which detail the provisions of those fund options. You should also review Attachment 2, Factors to Consider, for additional information.

If the peer group performance described in the Plan is met during the determination period ending on the date of the closing of the proposed merger, the Peer Group Award becomes payable. The deferral of the Peer Group Award will be mandated for all Plan participants into the Equity Option. A Peer Group Award will be determined based on aggregate salary for the performance period ending on the date of the closing of the proposed merger with Nestle.

In the event your pro-rata 2000 intermediate award is payable under the 2000 Leveraged Incentive Plan ("LIP") rather than the EICP, this deferral election will apply to such award.

In making your election, please carefully review the attached Deferred Compensation Plan Prospectus, Prospectus Supplements and the Factors to Consider. Keep in mind that YOUR ELECTION TO DEFER MAY NOT BE CHANGED even if circumstances, such as your personal financial situation, interest rates, or the price of dividends on Ralston Common Stock change in the future.

Deferral Of  EICP Award
April 20, 2001
Page Two


NO COMPANY MATCH IN THE DEFERRED COMPENSATION PLAN WILL BE PROVIDED FOR ANY EICP AWARD DEFERRAL.
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REQUEST FOR DEFERRAL
--------------------

PLEASE RETURN ONE COPY OF THE ELECTION FORM (ATTACHMENT 3) BY APRIL 30, 2001, WHETHER OR NOT YOU WISH TO REQUEST A DEFERRAL. A duplicate form is attached for your records. Your election must be received by the Compensation Department no later than April 30, 2001 or you will not be eligible to defer any EICP award. The deferral of the EICP award is at the discretion of the Human Resources Committee and is subject to its approval.

Please note that if you choose to defer your potential award to retirement, it will be paid out in a lump sum unless you have filed a timely election to receive payments under the Deferred Compensation Plan in the form of five or ten year installments.

If you have any questions, please call me at 314-982-2325 or Pat Robbins at 314-982-5889.



                                                    Ron Sheban - 1A


Enclosures

April 20, 2001               FACTORS TO CONSIDER                    Attachment 2

Under current Federal and State income tax laws, you will not be taxed on any deferral amounts or any earnings on those deferral amounts until you actually receive payments of cash. At that time, amounts received will be taxed as ordinary income in the year received. If you are subject to the income tax laws of a foreign country, you should consult your personal tax advisor regarding the proper tax treatment.

The IRS may challenge a deferral of income if the timing of the deferral election does not satisfy certain IRS criteria. In such event, the IRS may deem the entire EICP Award to have been constructively received and subject to income taxes at the time the award became payable.

All wages, without limit, and whether or not deferred, are subject to the Medicare Hospital Insurance (HI) Tax of 1.45% (a component of FICA). Since deferred compensation is subject to the HI Tax, THE HI TAX ATTRIBUTABLE TO ANY PORTION OF THE EICP AWARD YOU ELECT TO DEFER WILL BE WITHHELD FROM THE PAYCHECK NEXT FOLLOWING THE DATE OF THE CREDITING OF YOUR DEFERRAL. (A deferred EICP award is also subject to Social Security withholding to the extent the Social Security taxable wage base has not been satisfied at the time the award is earned).

The Purina Retirement Plan definition of "final average earnings" includes deferred compensation. Therefore, under the terms of that plan, your pension will be calculated to include both deferred and non-deferred EICP awards, subject to the overall IRS plan compensation limit of $170,000 and other IRS limits. Both deferred and non-deferred EICP awards are also included in the definition of "final average earnings" for purposes of the Supplemental Retirement Plan (SERP), if you are eligible to participate in that Plan. Additionally, under the terms of the SERP, any EICP awards paid or deferred during a short calendar year in which occurs your termination of employment or retirement, will be credited for purpose of the definition of "final average earnings", as though the award were earned during the immediately preceding completed calendar year of employment.

If you are a participant in the Savings Investment Plan (SIP) or the Executive SIP (EXSIP), EICP awards voluntarily deferred will not be included in your compensation for purposes of computing your SIP or EXSIP contribution or the Company matching contribution. Please note, however, that SIP contributions are deducted from the Short-Term Prime Rate cash payment of short-term deferrals made in January to active participants. The EXSIP takes into account any compensation that is subject to a MANDATED deferral by the Company.

In evaluating the Ralston Purina Equity Option, consider the length of time your investment in stock equivalents subjects your deferral to market risks. Also consider long-range economic and political conditions, the prospects of the business underlying the stock, and whether the Company will be willing and able to declare and pay dividends to create dividend equivalents. DEFERRALS INTO THE RALSTON PURINA EQUITY OPTION WILL CONVERT TO THE PRIME RATE OPTION UPON THE OCCURRENCE OF A CHANGE IN CONTROL OF THE COMPANY, AS DEFINED IN THE DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES. THE NESTLE MERGER, AS PROPOSED, CONSTITUTES A CHANGE IN CONTROL UNDER THE TERMS OF THE PLAN.

The Prime Rate Option will credit interest equivalents on your deferred amounts daily based on the average of the close of business prime rates. These equivalents may vary substantially depending on changes in interest rates.

FACTORS TO CONSIDER
PAGE 2
APRIL 20, 2001


The Vanguard measurement funds offer flexibility and generally mirror the SIP funds. For the Measurement Fund options, deferred amounts will earn returns (which may be positive or negative) as if they had invested at the net asset value (net of investment advisory fees) of the investment funds on which the measurement is based. These funds are used for measurement purposes only. Your account will be credited with investment returns based on these funds but will be reflected as a bookkeeping entry only and will not represent an actual investment made on your behalf. Again, consider all the factors above before selecting a deferral into one of these funds.

Any Peer Group award will be mandatorily deferred into the Equity Option, which will then be transferred to the Prime Rate Option at the time of the merger with Nestle or upon certain other types of change in control. Transfers are available to any of the funds (other than Peer Group award deferrals until after a change in control). Transfers can be made by contacting Clark/Bardes Consulting, Compensation Resource Group (CRG) at 1-800-405-0911.

Benefits under The Deferred Compensation Plan for Key Employees are unfunded. In considering the options, you should note that your right to receive distributions from the Plan is that of a general creditor of Ralston Purina Company.

The Pension Source Act prohibits a state from taxing installment payments made over a ten-year period to a former resident who is residing in a non-income tax bearing state at the time the installment payments are made.

Consider your deferral participation carefully and consult your personal advisor if you have any questions. Please refer to the enclosed Deferred Compensation Plan Prospectus and Prospectus Supplements dated December 1, 2000, January 30, 2001 and March 30, 2001 for more details.

YOUR ELECTION TO DEFER MAY NOT BE CHANGED FOR ANY REASON.
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
        EXECUTIVE INCENTIVE COMPENSATION PLAN (EICP) 2000 PRO-RATA AWARD
APRIL 20, 2001                  DEFERRAL ELECTION                   ATTACHMENT 3

Please submit my request as follows with respect to the Executive Incentive Compensation Plan (EICP) 2000 pro-rata award which may become payable to me as a result of the closing of the proposed merger with Nestle:
CHECK ONE BOX BELOW:

[ ] NO DEFERRAL       Check here if you do not wish to defer any portion of any
                      pro-rata EICP cash incentive award. Ignore items 1) 2) and 3) and proceed to bottom section.

[ ] DEFERRAL          Check here if you wish to defer any portion of any
                      pro-rata EICP cash incentive award. Complete items 1)
                      2) and 3) and the bottom section.

      1)   FILL IN ONE BLANK ONLY:

           Defer          %  OR
                 ---------

           Defer all up to $                     OR
                            -------------------

           Defer all in excess of $
                                   -------------------------

    2) I elect to receive ______% of my EICP deferral amount as a short-term payout in January of the first calendar year following the effective date of the deferral (e.g. January, 2002 if the pro-rata payment is awarded in calendar year 2001) with interest calculated under the terms of the Prime Rate Option, PAYABLE IN LUMP SUM. IF YOU CHOOSE TO DEFER 100% OF YOUR ELIGIBLE EICP AWARD SHORT-TERM, DO NOT COMPLETE ITEM #3.

           I elect to receive _____% of my EICP deferral amount as an intermediate-term payout in the January following, _____ years (minimum of 3) from the date the deferral is effected. For example, if the merger with Nestle occurs by December 31, 2001, you may receive payment as early as January, 2005. Such amount shall be PAYABLE IN LUMP SUM ONLY.

           I elect to receive _____% of my EICP deferral amount as a retirement payment.

    3) Please allocate the amount indicated in item 1) above to the following account(s):

           ______%   RALSTON PURINA EQUITY OPTION*       ______%   VANGUARD INTERNATIONAL GROWTH FUND

           ______%   PRIME RATE OPTION                   ______%   VANGUARD LIFESTRATEGY INCOME FUND

           ______%   VANGUARD WELLINGTON FUND            ______%   VANGUARD LIFESTRATEGY CONSERVATIVE GROWTH FUND

           ______%   VANGUARD 500 INDEX FUND             ______%   VANGUARD LIFESTRATEGY MODERATE GROWTH FUND

           ______%   VANGUARD WINDSOR II FUND            ______%   VANGUARD LIFESTRATEGY GROWTH FUND

           ______%   VANGUARD SMALL-CAP INDEX FUND          100%
                                                         ______

*NOTE: DEFERRALS INTO THE RALSTON PURINA EQUITY OPTION WILL CONVERT TO THE PRIME RATE OPTION UPON THE OCCURRENCE OF A CHANGE IN CONTROL OF THE COMPANY, AS DEFINED IN THE DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES. THE PROPOSED MERGER WITH NESTLE WOULD CONSTITUTE SUCH A CHANGE IN CONTROL.

    THERE IS NO COMPANY MATCH IN THE DEFERRED COMPENSATION PLAN ON ANY EICP
                                   DEFERRALS


I UNDERSTAND THAT ANY DECISION REGARDING ANY PRO-RATA 2000 EICP CASH INCENTIVE AWARD RESULTING FROM THE PROPOSED MERGER THAT MAY BE PAID TO ME OR DEFERRED FOR FUTURE PAYMENT IS AT THE DISCRETION OF THE HUMAN RESOURCES COMMITTEE. I FURTHER UNDERSTAND THAT AN ELECTION TO DEFER, ONCE MADE, IS IRREVOCABLE.

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Social Security Number                Signature

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Today's Date                          Name (Type or Print)

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Department                            Office Location                  Extension

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Home Street Address                   City              State           Zip Code

              RETURN TO COMPENSATION DEPARTMENT - 1A, ST. LOUIS, MO
                          NO LATER THAN APRIL 30, 2001